Exhibit 99.2
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                                                              June 24, 1999


FOR IMMEDIATE RELEASE
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                        ALBERTSON'S, INC. COMPLETES
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                          AMERICAN STORES MERGER
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     Albertson's, Inc. (NYSE:ABS) announced today that it has completed the merger of American Stores Company. American Stores Company has been merged with a wholly owned subsidiary of Albertson's effective June 23, 1999. Under terms of the agreement, stockholders of American Stores Company will receive 0.63 share of Albertson's Common Stock for each share of American Stores Company Common Stock they own. The transaction is intended to be accounted for as a pooling of interests.

     Albertson's is the second largest retail food and drug operator in the United States. Based in Boise, Idaho, the Company currently operates over 2,400 retail stores in 38 states across the United States.

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CONTACT:
     ALBERTSON'S INC.
     BOISE, IDAHO
     INVESTOR RELATIONS
          A. CRAIG OLSON      208/395-6284
          RENEE BERGQUIST     208/395-6622
     NEWS MEDIA               208/395-6392
          MIKE READ
          JENNY ENOCHSON